RICHARDSON & PATEL
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154



                                  March 3, 2005


Innovative Card Technologies, Inc.
11601 Wilshire Boulevard, Suite 2160
Los Angeles, California 90025


Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Innovative Card Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") on Form SB-2 of 3,178,331 shares of the Company's common stock, par value $0.001 (the "Shares"), 1,083,831 of which have been issued to certain selling stockholders, 1,844,500 of which will be issued upon conversion of 1,844,500 shares of series A preferred stock held by certain selling stockholders and the remainder of which may be issued to certain selling stockholders upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon the exercise of the warrants, will be legally issued, fully paid, and nonassessable under Delaware law, including the statutory provisions, all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading "Legal Matters" in the registration statement and the prospectus included therein. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.


                                        RICHARDSON & PATEL LLP

                                        /s/ Richardson & Patel LLP
                                        --------------------------